                                                                    Exhibit 2(o)



                            DOCUMENT ESCROW AGREEMENT

                               The Stoll Companies
                               -------------------

         This agreement is made and entered into October 24, 1996, among United Magazine Company, an Ohio corporation ("UNIMAG"), The Stoll Companies, an Ohio corporation ("STOLL"), all of Stoll's shareholders (individually, a "STOLL SHAREHOLDER" and collectively, the "STOLL SHAREHOLDERS"), and Baker & Hostetler ("ESCROW AGENT").

                             BACKGROUND INFORMATION

         A. Unimag, Stoll, and the Stoll Shareholders are parties to a Stock Transfer and Exchange Agreement (the "EXCHANGE AGREEMENT") effective July 31, 1996, and certain other documents executed in connection with the transactions contemplated by the Exchange Agreement (the "ADDITIONAL DOCUMENTS").

         B. Unimag, Stoll, and the Stoll Shareholders desire to consummate the Exchange (defined in the Exchange Agreement) and the other transactions contemplated by the Exchange Agreement upon the satisfaction of certain conditions (as described in Section 6.5 of the Exchange Agreement and as also described more fully in this agreement).

         C. Unimag, Stoll, and the Stoll Shareholders desire to deposit the Additional Documents into escrow with the Escrow Agent, to be held by the Escrow Agent upon the terms and subject to the conditions of this agreement. Any and all agreements, instruments, and other documents delivered to Escrow Agent to be held by it pursuant to the terms and subject to the conditions of this agreement are sometimes referred to hereinafter, collectively, as the "CLOSING DOCUMENTS".

         D. Escrow Agent is willing to serve as the escrow agent upon the terms and subject to the conditions of this agreement.

                             STATEMENT OF AGREEMENT
                             ----------------------

         The parties to this Agreement (each a "PARTY," and collectively, the "PARTIES") hereby acknowledge the accuracy of the above Background Information and, in consideration of the mutual covenants and agreements set forth in this agreement, the Parties agree as follows:

         Section 1. Unless otherwise defined in this agreement, all capitalized words and phrases in this agreement shall have the same meanings as set forth in the Exchange Agreement.

         Section 2. Unimag, Stoll, and/or the Stoll Shareholders have executed and/or delivered to Escrow Agent and Escrow Agent hereby acknowledges receipt of the agreements and documents described on Exhibit A.

         Section 3. Unimag has executed and/or delivered to Escrow Agent and Escrow Agent hereby acknowledges receipt of the documents and instruments described on Exhibit B.

         Section 4. Stoll has executed and/or delivered to Escrow Agent and Escrow Agent hereby acknowledges receipt of the documents and instruments described on Exhibit C.

         Section 5. The Stoll Shareholders have executed and/or delivered to Escrow Agent and Escrow Agent hereby acknowledges receipt of the documents and instruments described on Exhibit D.

         Section 6. Unimag, Stoll, and/or the Stoll Shareholders, as the case may be, may hereafter deliver to Escrow Agent various other agreements, instruments, and other documents to be held upon the terms and subject to the conditions of this agreement. Upon delivery of such items to Escrow Agent, they shall become Closing Documents under this agreement.

         Section 7. Promptly following the Escrow Closing, the Escrow Agent shall take all necessary action to file or record the documents listed as item 2 of Exhibit B and as items 2 and 3 of Exhibit C in such offices as may be required to properly perfect in favor of the Trustee the liens granted by item 1 of Exhibit B and items 1 and 3 of Exhibit C.

         Section 8. Unless Unimag, Stoll, and the Stoll Shareholders all otherwise agree and collectively instruct Escrow Agent in writing accordingly, the delivery of the Closing Documents out of escrow shall be subject to the fulfillment of the following conditions:

                  (a) Unimag shall have consummated the escrow closings of all of the Scherer Companies Acquisitions and the acquisition of The George
         R. Klein News Co., Central News Co., and Newspaper Sales, Inc. (collectively, the "KLEIN COMPANIES"). Unimag, Stoll, and the Stoll Shareholders hereby acknowledge that the escrow closings for Northern and Michiana have been completed prior to the Escrow Closing under the Exchange Agreement and this agreement (hereinafter referred to as this "ESCROW CLOSING") and that such escrow closings were upon terms and conditions substantially similar to this Escrow Closing. This condition shall be satisfied by delivery to Escrow Agent of certificates executed by Unimag and each of Ohio Periodical Distributors, Inc., The Scherer Companies, Wholesalers Leasing Corp., and Read-mor Book Stores, Inc. (collectively, the "SCHERER COMPANIES") (for each of the respective Scherer Companies Acquisitions), and by Unimag and each of the Klein Companies, in the form attached hereto as Exhibit E, certifying that the escrow closing for each of the respective Scherer Companies Acquisitions and for each of the respective Klein Companies acquisitions has been completed, the date completed, and that such escrow closing was upon terms and conditions substantially similar to this Escrow Closing. Each certificate shall also be executed by Stoll for the purpose of evidencing Stoll's acknowledgement and agreement to the certifications set forth in that certificate.

                  (b) The Exchange, the Michiana Acquisition, the Scherer Companies Acquisitions (except for the acquisition of Read-mor Book Stores, Inc.), and the Klein Companies acquisitions shall have been approved by the affirmative vote of the shareholders of Unimag entitled to exercise voting power over at least a majority of the outstanding common shares, without par value, of Unimag. This condition shall be satisfied by delivery to Escrow Agent of a certificate executed by the inspector of elections for this shareholders' meeting, in the form attached hereto as Exhibit F, certifying that the Exchange, the Michiana Acquisition, the Scherer Companies Acquisitions (except for the acquisition of Read-mor Book Stores, Inc.), and the Klein Companies acquisitions were approved by the affirmative vote of shareholders entitled to exercise voting power over at least a majority of the outstanding common shares of Unimag.

                  (c) A 1 for 10 reverse stock split of the outstanding common shares, without par value, of Unimag shall have been effected. This condition shall be satisfied by delivery to Escrow Agent of a certificate from the Ohio Secretary of State certifying the effectiveness of an amendment to Unimag's articles of incorporation, which has a provision providing for such reverse stock split.

                  (d) The Closings for Northern and Michiana, including the delivery of documents from escrow in connection therewith, shall have been completed. This condition shall be satisfied by delivery to Escrow Agent of certificates executed by Unimag and each of Northern and Michiana in the form attached hereto as Exhibit G, certifying that such closings have been completed.

                  (e) The Escrow Agent shall have received a certificate executed by Unimag and each of the Scherer Companies and by Unimag and each of the Klein Companies, in the form attached to this agreement as Exhibit H, certifying that as of the date of the Closing, none of those entities are aware of any facts or circumstances which would impede or prohibit the consummation of the closings by Unimag of the acquisitions of the Scherer Companies or the Klein Companies.

                  (f) The Escrow Agent shall have received a certificate executed by the Secretary of Unimag, in the form attached to this agreement as Exhibit I, certifying that Nancy Lyman Stoll and Richard Stoll, Sr., have been elected to the Board of Directors of Unimag to serve for a period of one year and until their successors are duly elected and qualified.

         Section 9. Upon the satisfaction of the conditions set forth in Section 8 by Escrow Agent's receipt of all of the certificates described in Section 8, the Parties will attend the Closing (as contemplated by the Exchange Agreement) and Escrow Agent will distribute (a) the Debenture Agreement counterpart signature pages listed on Exhibit A and the Shareholder Voting Agreement counterpart signature pages listed as item 1 on Exhibit D to the Trustee with instructions to distribute fully executed copies of the Debenture Agreement and the Shareholder Voting Agreement (once all of the closings have been completed) to (i) Thaddeus A. Majerek (who shall represent Michiana and its shareholders for purposes of receipt of such documents), (ii) Richard Stoll, Jr. (who shall represent Stoll and its shareholders for purposes of receipt of such documents),
(iii) Ronald E. Scherer (who shall represent the Scherer Companies and their shareholders for purposes of receipt of such documents), and (iv) George R. Klein (who shall represent the Klein Companies and their shareholders for purposes of receipt of such documents) (b) the documents listed as items 1 and 2 of Exhibit B to the Trustee; (c) the documents listed as items 1, 2, and 3 of Exhibit C to the Trustee; (d) the remaining documents listed in Exhibit B to Richard Stoll, Jr. (who shall represent Stoll and all of the Stoll Shareholders for purposes of receipt of such documents); and (e) the remaining documents listed in Exhibits C and D to an officer of Unimag. If instructed to do so by a party entitled to receive documents, the Escrow Agent may deliver such documents to another person or entity. Unimag, Stoll, and the Stoll Shareholders hereby acknowledge that the closings for Northern and Michiana shall have been completed prior to the Closing and that the closings for the remaining Scherer Companies Acquisitions and the Klein Companies acquisitions will be held shortly after the Closing.

         Section 10. If all of the conditions set forth in Section 8 have not been satisfied by December 31, 1996, or such later date as Unimag, Stoll, and the Stoll Shareholders may agree to and so instruct Escrow Agent in writing, then Escrow Agent shall (a) destroy the Closing Documents described in Exhibit A, (b) return the Closing Documents described in Exhibit B to Unimag, except for the Employment Agreements, lease for the Indianapolis warehouse facility, opinion letter of Baker & Hostetler, Senior Debentures, Subordinated Debentures, and resolutions of Unimag as the sole shareholder of Stoll, all of which the Escrow Agent shall destroy, (c) return the Closing Documents described in Exhibit C to Stoll, except for the opinion letter of Eastman & Smith, which Escrow Agent shall destroy, and (d) return the Closing Documents described in Exhibit D to the Stoll Shareholders (via Richard Stoll, Jr. as their attorney-in-fact), except for the Voting Agreement, which the Escrow Agent shall destroy; and all of the Closing Documents shall be deemed void and of no further force and effect. In addition to the foregoing, the Exchange Agreement shall be deemed terminated, but each of Unimag, Stoll, and the Stoll Shareholders shall remain responsible for its or their costs and expenses associated with the transactions contemplated by the Exchange Agreement in accordance with the provisions of Section 9.10 of the Exchange Agreement.

         Section 11. In the event of any dispute between or among any of the Parties relating to distribution of the Closing Documents by Escrow Agent or any other matter, Escrow Agent may submit the matter to any court of competent jurisdiction in an interpleader or similar action. Any and all costs incurred by Escrow Agent in connection therewith, including reasonable attorneys' fees and costs, shall be shared equally by Unimag and the Stoll Shareholders. Escrow Agent shall perform any acts ordered by any court of competent jurisdiction without any liability or obligation to any other Party by reason of such act.

         Section 12. Escrow Agent shall have no liability to any other Party, or such Party's successor or assigns, or to any person or entity claiming under or in the right of any other Party, based

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



upon or on account of any action taken or omitted by Escrow Agent, unless such action or omission shall have been the result of Escrow Agent's gross negligence or intentional misconduct. Notwithstanding the foregoing to the contrary, in no event shall the Escrow Agent be liable to any party for acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, facsimile transmission or other paper or document believed by Escrow Agent to be genuine and correct and to have been signed or sent by the proper person or persons. Unimag, Stoll, and the Stoll Shareholders shall, jointly and severally, hold harmless and indemnify Escrow Agent from and against any and all losses, liabilities, damages, claims, suits, actions, costs, and expenses (including attorneys' fees) which may be asserted against or incurred by Escrow Agent as a result of it serving as escrow agent under this agreement.

         Section 13.     Instructions to Escrow Agent shall be addressed to:

                           Baker & Hostetler
                           65 East State Street, Suite 2100
                           Columbus, Ohio 43215
                           Attention:  Boyd Moehring, Esq.

and shall be deemed to have been delivered to the Escrow Agent when delivered personally, by facsimile (which is confirmed), mailed by registered or certified mail (return receipt requested), or delivered to Federal Express, United Parcel Service, or any other nationally recognized express delivery service.

         Section 14. The Parties hereby: (a) designate the Court of Common Pleas of Franklin County, Ohio, as a court of proper jurisdiction and venue for any actions or proceedings relating to this agreement; (b) irrevocably consent to such designation, jurisdiction and venue; and (c) waive any objections or defenses relating to jurisdiction or venue with respect to any action or proceedings initiated in the Court of Common Pleas of Franklin County, Ohio.

         Section 15. The rights and obligations of the Parties under this agreement shall be construed and resolved in accordance with the laws of the State of Ohio, exclusive of conflict of laws principles. This agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and permitted assigns of the Parties. This agreement may be executed in one or more separate counterparts, which, when read together, shall be as fully-effective as a single, executed counterpart and all of which shall constitute one and the same document.

         Section 16. If the Escrow Agent receives a written notice from any of the parties to this agreement of a dispute as to completion of any of the conditions set forth in Section 8, and such notice is received prior to the distributions from escrow set forth in Section 9, then Escrow Agent shall, until such dispute is resolved, either submit the documents held in escrow to another law firm selected by it to act as successor escrow agent, or deposit such documents with a court of competent jurisdiction or continue to retain the documents and act as Escrow Agent. In the event of such dispute, the escrow documents shall be held by the Escrow Agent or its successor or the court until otherwise directed in writing by agreement of the parties or otherwise directed by a court of competent jurisdiction. In any such event, the parties agree that Baker & Hostetler may continue to represent Unimag in any matter, including any dispute under this agreement, and the parties hereby waive any conflict of interest of Baker & Hostetler in that regard.

                                              UNITED MAGAZINE COMPANY

                                              By /s/ Ronald E. Scherer
                                                -------------------------------
                                                  Ronald E. Scherer, Chairman

                                              THE STOLL COMPANIES

                                              By /s/ R. H. Stoll, Jr.
                                                -------------------------------
                                                  R. H. Stoll, Jr., Pres.
                                                -------------------------------


                 [Signatures continued on the following page.]

                                               THE STOLL SHAREHOLDERS:

                                                /s/ Virginia Hiteshew
                                               -------------------------------
                                               VIRGINIA HITESHEW

                                                /s/ Nancy A. Lyman
                                               -------------------------------
                                               NANCY A. LYMAN

                                                /s/ Stephanie Hamilton
                                               -------------------------------
                                               STEPHANIE HAMILTON

                                                /s/ Francis Stoll
                                               -------------------------------
                                               FRANCIS STOLL

                                                /s/ Mary Oelerich
                                               -------------------------------
                                               MARY OELERICH

                                                /s/ John Stoll
                                               -------------------------------
                                               JOHN STOLL

                                                /s/ James Stoll
                                               -------------------------------
                                               JAMES STOLL

                                                /s/ Richard H. Stoll, Jr.
                                               -------------------------------
                                               RICHARD H. STOLL, JR.

                                                /s/ Susan Voss
                                               -------------------------------
                                               SUSAN VOSS

                                                /s/ William Stoll
                                               -------------------------------
                                               WILLIAM STOLL

                                                /s/ Margaret Stoll
                                               -------------------------------
                                               MARGARET STOLL

                                                /s/ Richard H. Stoll, Sr.
                                               -------------------------------
                                               RICHARD H. STOLL, SR.


                                               BAKER & HOSTETLER


                                               By /s/ Robert K. Rupp
                                               -------------------------------
                                                   Robert K. Rupp, Partner

                                    EXHIBIT A

                      DOCUMENTS DELIVERED BY UNIMAG, STOLL,
                          AND/OR THE STOLL SHAREHOLDERS

1. Debenture Agreement dated October 9, 1996, among Unimag, the Stoll Shareholders, and certain other parties. (Includes counterpart signature pages for only Unimag, the Trustee, and the Stoll Shareholders. The remaining counterpart signature pages will be provided in connection with the other escrow closings.)

                                    EXHIBIT B

                          DOCUMENTS DELIVERED BY UNIMAG

1. Two Security Agreements among Unimag, all of its active subsidiaries, and the Trustee granting to the Trustee (for the benefit of the Debenture Holders) a security interest in all tangible personal property of Unimag and its subsidiaries.

2. 24 UCC-1 financing statements executed by Unimag (or one of its subsidiaries) as debtor.

3. Employment Agreements with Richard A. Stoll, Jr., John Heiniger, and Ron Lankerd.

4.       Employment Agreement with Richard H. Stoll, Sr.

5. Lease dated October 24, 1996, between Unimag and Richard H. Stoll, Sr. for Indianapolis warehouse facility.

6.       Certified articles of incorporation of Unimag.

7.       Good standing certificate of Unimag.

8.       Certified code of regulations of Unimag.

9.       Incumbency certificate of Unimag.

10.      Certificate of president of Unimag.

11.      Certified board of directors resolutions.

12. Letters from shareholders of Unimag entitled to vote more than 50% of Unimag common shares indicating they will vote in favor of the Exchange.

13. Letter or copy of federal register notice from Federal Trade Commission terminating HSR Act waiting period for the acquisition of Ohio Periodical Distributors, Inc.

14. Letter of Arthur Andersen LLP with respect to tax effect on Unimag of the Section 351 exchange.

15.      Opinion letter of Baker & Hostetler.

16. Irrevocable instruction letter to Unimag's transfer agent for the issuance of Unimag Shares to the Stoll Shareholders as required by the Exchange.

17. Twelve Senior Debentures to be issued to the Stoll Shareholders under the Debenture Agreement.

18. Twelve Subordinated Debentures to be issued to the Stoll Shareholders under the Debenture Agreement.

19. Resolutions of Unimag as the sole shareholder of Stoll electing new directors and officers of Stoll (to be effective at the Closing).

                                    EXHIBIT C

                          DOCUMENTS DELIVERED BY STOLL

1. Two Security Agreements between Stoll and the Trustee granting to the Trustee (for the benefit of the Debenture Holders) a security interest in all tangible personal property of Stoll.

2.       5 UCC-1 financing statements executed by Stoll, as debtor.

3. Two mortgages executed by Stoll as mortgagor granting to the Trustee a mortgage and security interest in the real property located at 2021 Adams Street, Toledo, Ohio.

4.       Certified articles of incorporation of Stoll.

5.       Good standing certificate of Stoll.

6.       Certified code of regulations of Stoll.

7.       Incumbency certificate of Stoll.

8.       Certificate of president of Stoll.

9.       Certified board of directors resolutions.

10. Termination of Share Redemption Agreement among Stoll and the Stoll Shareholders.

11.      Opinion letter of Eastman & Smith.

12. Resignations of all of the members of Stoll's board of directors and all of Stoll's officers (to be effective as of the Closing).

13.      Stoll's minute books and other corporate records.

                                    EXHIBIT D

                  DOCUMENTS DELIVERED BY THE STOLL SHAREHOLDERS

1. Shareholder Voting Agreement dated October 9, 1996, among the Stoll Shareholders and certain other parties. (Includes counterpart signature page for the Stoll Shareholders Ronald E. Scherer, Linda Scherer Talbott, Ohio Periodical Distributors, Inc., Wholesalers Leasing Corp., Northern News Company, Read-mor Book Stores, Inc., and the Scherer Companies. Signature pages for the Michiana Shareholders have been delivered to the Escrow Agent in connection with the Michiana escrow closing.)

2. Letter dated July 30, 1996, executed by the Stoll Shareholders appointing Richard Stoll, Jr. as attorney-in-fact for purposes of executing and delivering Closing Documents.

3.       Certificate of Richard Stoll, Jr. as agent of the Stoll Shareholders.

4. All of the certificates for the Stoll Shares endorsed for transfer to Unimag.

                                    EXHIBIT E

                          CERTIFICATE OF ESCROW CLOSING

                [INSERT NAME OF SCHERER COMPANY OR KLEIN COMPANY]

         The undersigned hereby certify, on behalf of [insert name of Scherer Company or Klein Company], and United Magazine Company, an Ohio corporation ("UNIMAG"), respectively, to Baker & Hostetler, which is the escrow agent under a certain document escrow agreement dated August __, 1996 (the "STOLL DOCUMENT ESCROW AGREEMENT"), among Unimag, The Stoll Companies ("STOLL"), all of Stoll's shareholders, and Baker & Hostetler, as follows:

         1. The escrow closing (the "_________ ESCROW CLOSING") contemplated by [insert description of appropriate acquisition agreement] was completed on [insert date];

         2. The _________ Escrow Closing was completed upon terms and conditions substantially similar to the escrow closing provided for in the Stoll Document Escrow Agreement.

                                  [INSERT NAME OF SCHERER COMPANY
                                  OR KLEIN COMPANY]

Date:  _____________, 1996         By__________________________________
                                     Print Name________________________

                                   Its__________________________________


                                   UNITED MAGAZINE COMPANY

Date:  _____________, 1996         By__________________________________
                                    Print Name________________________

                                    Its__________________________________

                    [Acknowledgement on the following page.]

                                 ACKNOWLEDGEMENT

         The undersigned hereby acknowledges and agrees, on behalf of Stoll, that the certifications set forth in this certificate satisfy the requirements of Section 8(a) of the Stoll Document Escrow Agreement.

                                          THE STOLL COMPANIES

Date:  ______________, 1996               By__________________________________
                                            Print Name________________________

                                          Its__________________________________

                                    EXHIBIT F

                      CERTIFICATE OF INSPECTOR OF ELECTIONS

         The undersigned, as the inspector of elections for the annual meeting of shareholders of United Magazine Company, an Ohio corporation ("UNIMAG"), held on ______________, 1996, hereby certifies to Baker & Hostetler that the acquisitions described below have been approved by the affirmative vote of shareholders entitled to exercise voting power over at least a majority of the outstanding common shares of Unimag:

         1. The Stock Transfer and Exchange Agreement among Unimag, Michiana News Service, Inc. ("MICHIANA"), and all of its shareholders and the acquisition of the stock of Michiana in accordance with the terms of such exchange agreement;

         2. The Stock Transfer and Exchange Agreement among Unimag, The Stoll Companies ("STOLL"), and all of its shareholders and the acquisition of the stock of Stoll in accordance with the terms of such exchange agreement;

         3. The Asset Transfer and Exchange Agreement between Unimag and Northern News Company ("NORTHERN") and the acquisition of certain assets and liabilities of Northern in accordance with the terms of such exchange agreement;

         4. The Asset Transfer and Exchange Agreement between Unimag and Ohio Periodical Distributors, Inc. ("OPD"), and the acquisition of certain assets and liabilities of OPD in accordance with the terms of such exchange agreement;

         5. The Stock transfer and Exchange Agreement among Unimag, The Scherer Companies ("SCHERER"), and all of its shareholders and the acquisition of the stock of Scherer in accordance with the terms of such exchange agreement; and

         6. The Asset Transfer and Exchange Agreement between Unimag and Wholesalers Leasing Corp. ("WHOLESALERS") and the acquisition of certain assets of Wholesalers in accordance with the terms of such exchange agreement; and

         7. The Stock Transfer and Exchange Agreement among Unimag, the George R. Klein News Company, Central News Co., and Newspaper Sales, Inc. ("KLEIN"), and all of its shareholders and the acquisition of the stock of Klein in accordance with the terms of such exchange agreement.

Date: _____________, 1996          ____________________________________
                                   _________________, Inspector of Elections

                                    EXHIBIT G

                             CERTIFICATE OF CLOSING

         The undersigned hereby certify, on behalf of [Northern News Company or Michiana News Service, Inc.] and United Magazine Company, an Ohio corporation ("UNIMAG"), respectively, to Baker & Hostetler, which is escrow agent under a certain Document Escrow Agreement dated October __, 1996, among Unimag, The Stoll Companies ("STOLL"), all of Stoll's shareholders, and Baker & Hostetler, that the closing contemplated by [insert description of appropriate acquisition agreement] was completed on [insert date].

                                          [NORTHERN NEWS COMPANY or
                                          MICHIANA NEWS SERVICE, INC.]

Date:  _____________, 1996                 By__________________________________
                                             Print Name________________________

                                           Its__________________________________


                                           UNITED MAGAZINE COMPANY

Date:  _____________, 1996                 By__________________________________
                                             Print Name________________________

                                           Its__________________________________

                                    EXHIBIT H

                 CERTIFICATE REGARDING CONSUMMATION OF CLOSINGS

                     [ITEMS IN BOLD ITALIC PERTAIN TO KLEIN]

         The undersigned hereby certify, on behalf of [United Magazine Company ("Unimag"), Wholesalers Leasing, Inc., Ohio Periodical Distributors, Inc., The Scherer Companies and Readmor Book Stores, Inc. (collectively, the "Scherer Companies"), respectively], [GEORGE R. KLEIN NEWS COMPANY, CENTRAL NEWS CO., AND NEWSPAPER SALES, INC. (COLLECTIVELY, THE "KLEIN COMPANIES")], to Baker & Hostetler, which is escrow agent under a certain Document Escrow Agreement dated October ___, 1996, among Unimag, the Stoll Companies ("Stoll") all of Stoll's Shareholders, and Baker & Hostetler, that the closings contemplated by the [various stock or asset transfer and exchange agreements between Unimag and each of the Scherer Companies] [STOCK TRANSFER AND EXCHANGE AGREEMENT BETWEEN UNIMAG AND THE KLEIN COMPANIES] [were [WAS] completed on (insert date)] [will be completed within ten (10) days after the date hereof, and none of the undersigned are aware of any fact or circumstance presently existing which would interfere with or postpone [any of such closings]].

                                       UNITED MAGAZINE COMPANY

Date:__________________, 1996          By:_________________________________

                                       WHOLESALERS LEASING, INC.

Date:__________________, 1996          By:_________________________________

                                       OHIO PERIODICAL DISTRIBUTORS,
                                       INC.

Date:__________________, 1996          By:_________________________________

                                       THE SCHERER COMPANIES

Date:__________________, 1996          By:_________________________________

                                       READ-MOR BOOK STORES, INC.

Date:__________________, 1996          By:_________________________________

                   [Signatures continued on following page.]

                                        [GEORGE R. KLEIN NEWS COMPANY

DATE:_________________, 1996            BY:_________________________________]

                                        [CENTRAL NEWS CO.

DATE:_________________, 1996            BY:_________________________________]

                                        [NEWSPAPER SALES, INC.

DATE:_________________, 1996            BY:_________________________________]

                                    EXHIBIT I

                   CERTIFICATE REGARDING ELECTION OF DIRECTORS

         The undersigned, the duly elected and acting Secretary of United Magazine Company, an Ohio corporation ("UNIMAG"), hereby certifies to Baker & Hostetler, which is escrow agent under a certain Document Escrow Agreement dated October ___, 1996, among Unimag, The Stoll Companies ("STOLL"), all of Stoll's Shareholders, and Baker & Hostetler, that at the annual meeting of shareholders of Unimag held on [insert date], Nancy A. Lyman and Richard H. Stoll, Sr. were duly elected to the Board of Directors of Unimag to serve for a period of one
(1) year and until their successors are duly elected and qualified.

Date:____________________,1996             __________________________________
                                           Secretary, United Magazine Company